UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2016, the Board of Directors of Trevena, Inc. (the “Company”) adopted the Trevena, Inc. Inducement Plan (the “Inducement Plan”), to be effective on January 1, 2017, pursuant to which the Company reserved 500,000 shares of the Company’s common stock for issuance under the Inducement Plan.  The only persons eligible to receive grants of Awards (as defined below) under the Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1, including individuals who were not previously an employee or director of the Company or are following a bona fide period of non-employment, in each case as an inducement material to such individual’s agreement to enter into employment with the Company. An “Award” is any right to receive the Company’s common stock pursuant to the Inducement Plan, consisting of nonstatutory stock options and restricted stock unit awards. On December 15, 2016, the Company’s Board of Directors also adopted forms of agreements for use with the Inducement Plan.

The description above of the terms of the Inducement Plan is not complete, and reference is made to the Inducement Plan filed as Exhibit 10.1 hereto for a full description of the terms of the Inducement Plan. The forms of notices and agreements for use with the Inducement Plan are attached as Exhibits 10.2 and 10.3 hereto.

Item 9.01.             Financial Statements and Exhibits.

(d)        Exhibits

Number	Description
10.1	Trevena, Inc. Inducement Plan
10.2	Form of Stock Option Grant Notice and Stock Option Agreement used in connection with the Trevena, Inc. Inducement Plan
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement used in connection with Trevena, Inc. Inducement Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: December 19, 2016
	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel and Chief Administrative Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Trevena, Inc. Inducement Plan
10.2	Form of Stock Option Grant Notice and Stock Option Agreement used in connection with the Trevena, Inc. Inducement Plan
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement used in connection with Trevena, Inc. Inducement Plan

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